Exhibit 99.1

Candel Therapeutics Enters into $130 Million Term Loan Facility with Trinity Capital Inc.

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$50 million drawn down at closing, with access to up to an additional $80 million
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Strengthens Company’s financial position; enables initiation of phase 3 clinical trial of CAN-2409 in non-small cell lung cancer (NSCLC)
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Provides non-dilutive capital and additional financial flexibility ahead of a potential commercial launch in early localized prostate cancer

NEEDHAM, Mass., October 14, 2025 (GLOBE NEWSWIRE) -- Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a clinical-stage biopharmaceutical company focused on developing multimodal biological immunotherapies to help patients fight cancer, today announced that it has entered into a five-year, $130 million term loan facility with Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital”).

The loan facility consists of four tranches, with the first tranche of $50 million drawn upon closing of the agreement. The second and third tranches totaling $50 million in the aggregate are available to be drawn subject to the achievement of certain regulatory, clinical and operational milestones, subject to certain conditions precedent described in the agreement, and the fourth tranche of $30 million is available at the lender’s discretion. Interest is payable on the outstanding principal amount at a fixed or floating rate at the Company’s option, initially 10.25% per annum. The loan facility has a five-year term with an interest-only period of 36 months, which is extendable for an additional 12 months upon achievement of a certain commercial milestone. The loan facility contains customary representations, warranties, covenants, and events of default.

“This strategic financing, combined with our cash and cash equivalents of $87.2 million, as of September 30, 2025, significantly strengthens our balance sheet, positioning the Company for the initiation of a pivotal phase 3 clinical trial of CAN-2409 in NSCLC in Q2’26, and supporting the Company through its potential launch in early localized prostate cancer and into commercialization,” commented Charles Schoch, CFO of Candel Therapeutics. “This transaction and use of proceeds reflects our disciplined capital allocation approach.”

“We believe Candel’s strong clinical data and innovative approach positions them well to make a real impact for patients facing prostate cancer and NSCLC - conditions with large commercial opportunities and a continued unmet need,” said Rob Lake, Senior Managing

Director of Life Sciences at Trinity Capital. “Our investment underscores Trinity’s commitment to provide flexible capital solutions to innovative life sciences companies that are working on bringing important therapies to patients and providers worldwide.”

Paul Peter Tak, M.D., Ph.D., FMedSci, highlighted, “In parallel to this transaction, the Company has also made further portfolio prioritization decisions, and will seek externally funded partnerships for the clinical development of CAN-2409 in pancreatic ductal adenocarcinoma (PDAC). While we have compelling phase 2a data, successfully conducted enabling work for a phase 2b/3 clinical trial in this indication, had a positive Scientific Advisory Board meeting, and were awarded Orphan Designation by the EMA, we decided to completely focus our resources and capital for CAN-2409 on early localized prostate cancer and NSCLC, reinforcing our commitment to advancing breakthrough therapies for patients in two of the largest oncology indications, while delivering sustainable value to shareholders. Furthermore, based on the positive interim data for multiple injections of CAN-3110 in recurrent glioblastoma, from the ongoing phase 1b clinical trial that is funded by the Break Through Cancer foundation, we will conduct enabling work for the design of a small randomized controlled phase 2 clinical trial in this indication, which is within the current budget.”

Proceeds from this facility will be used (i) with respect to the first tranche, solely to refinance that certain Loan and Security Agreement, dated as of February 24, 2022, by and between First-Citizens Bank & Trust Company (as successor to Silicon Valley Bank) and the Company, on the closing date and as working capital and to fund its general corporate purposes, initiation of a pivotal phase 3 clinical trial of CAN-2409 in NSCLC, while preparing for expected submission of a Biologics License Application for CAN-2409 in prostate cancer in the fourth quarter of 2026, and (ii) with respect to any subsequent tranche of loans, solely as working capital and to fund its general corporate purposes, completion of critical launch readiness, medical affairs and pre-commercialization activities, funding for potential commercial launch, upon the potential approval from the U.S. Food and Drug Administration (FDA), as well as ongoing costs from the potential phase 3 clinical trial for NSCLC.

Jefferies LLC acted as the Company’s exclusive financial advisor on this transaction.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies across five distinct lending verticals: Sponsor Finance, Equipment Finance, Tech Lending, Asset Based Lending, and Life Sciences. As a long-term, trusted partner for innovative companies seeking tailored debt solutions, Trinity Capital has deployed more than $4.7 billion across over 420 investments since inception in 2008 (As of June 30, 2025). Headquartered in Phoenix, Arizona, Trinity Capital’s dedicated team is strategically located across the United States and Europe. For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

About Candel Therapeutics

Candel is a clinical-stage biopharmaceutical company focused on developing off-the-shelf multimodal biological immunotherapies that elicit an individualized, systemic anti-tumor immune response to help patients fight cancer. Candel has established two clinical-stage multimodal biological immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) gene constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform.

The Company recently completed successful phase 2a clinical trials of CAN-2409 in NSCLC and PDAC, and a pivotal, placebo-controlled, phase 3 clinical trial of CAN-2409 (aglatimagene besadenovec) in localized prostate cancer, conducted under a Special Protocol Assessment agreed with the FDA. The FDA also granted Regenerative Medicine Advanced Therapy Designation to CAN-2409 for the treatment of newly diagnosed localized prostate cancer in patients with intermediate-to-high-risk disease, Fast Track Designation in NSCLC and prostate cancer, and both Fast Track Designation and Orphan Drug Designation to CAN-2409 for the treatment of PDAC.

CAN-3110 (linoserpaturev) is the lead product candidate from the HSV platform and is currently in an ongoing phase 1b clinical trial in recurrent high-grade glioma. Initial results were published in Nature and Science Translational Medicine and CAN-3110 received Fast Track Designation and Orphan Drug Designation from the FDA. Today, the Company announced positive interim survival data for repeated administrations of CAN-3110 in recurrent glioblastoma. Finally, Candel’s enLIGHTEN™ Discovery Platform is a systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors.

For more information about Candel, visit: www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Company’s newly-announced term loan facility, including the planned use of proceeds therefor and the intended benefits thereof; expectations regarding the submission of the Biologics License Application for CAN-2409 in prostate cancer; express or implied statements regarding the timing and advancement of current and future development programs; expectations regarding the therapeutic benefit of the Company’s platforms, including the ability of its platforms to improve overall survival and/or disease-free survival of patients living with difficult-to-treat solid tumors; expectations regarding the potential benefits conferred by regulatory designations; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; that final data from the Company’s preclinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, including strategic plans for the Company’s business and product candidates; and other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each as filed with the SEC and any subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor Contact
Theodore Jenkins
Vice President, Investor Relations and Business Development
Candel Therapeutics, Inc.
tjenkins@candeltx.com

Media Contact
Ben Shannon
Vice President
ICR Healthcare

CandelPR@icrhealthcare.com